EXHIBIT A
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                                    AGREEMENT

The undersigned agree that this Schedule 13D dated October 4, 2005 relating to the Class A Common Stock of Friedman's Inc. shall be filed on behalf of the undersigned.


Harbert Distressed Investment Master Fund, Ltd.
By: HMC Distressed Investment Offshore Manager, L.L.C.
By: HMC Investors, L.L.C., Managing Member

By:

/s/ Joel B. Piassick
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HMC Distressed Investment Offshore Manager, L.L.C.
By: HMC Investors, L.L.C., Managing Member

By:

/s/ Joel B. Piassick
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HMC Investors, L.L.C.


/s/ Joel B. Piassick
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/s/ Philip Falcone
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Philip Falcone


/s/ Raymond J. Harbert
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Raymond J. Harbert


/s/ Michael D. Luce
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Michael D. Luce



October 4, 2005